Exhibit 99.1

SmartRent Reports Second Quarter 2023 Results

Fifth Consecutive Quarter of Improved Adjusted EBITDA - Clear Path to Profitability

Scottsdale, Ariz., August 8, 2023 – (BUSINESS WIRE) – SmartRent, Inc. (NYSE: SMRT) (“SmartRent” or the “Company”), a leading provider of smart home and property operations solutions for the rental housing industry, today reported financial results for the three months ended June 30, 2023. Management is hosting an investor call to discuss results today, August 8, 2023, at 12:30 p.m. Eastern Time.

Second Quarter 2023 Financial and Business Highlights

•
Revenue of $53.4 million, up 26% year-over-year.
•
Gross profit of $9.9 million, up 900% year-over-year.
•
Net loss of $(10.3) million, a 60% improvement year-over-year.
•
Adjusted EBITDA of $(6.4) million, a 24% improvement from Q1 2023 and 68% improvement year-over-year.
•
$197.0 million in cash and cash equivalents as of June 30, 2023.

Management Commentary

“We had a strong close to the first half of the year, marked by significant improvement in sequential and year-over-year profitability, and remain on track to achieve Adjusted EBITDA breakeven by year end and cash flow breakeven within six months following. This was our fifth consecutive quarter of improvement in Adjusted EBITDA, in-line with our guidance. We experienced notable improvement in gross margin, growing to 18.5% from 2.3% last year, with both hardware and hosted services hitting record highs for the period,” said Lucas Haldeman, CEO of SmartRent.

“We are also pleased to announce we have entered into an agreement with ADI Global Distribution to serve as our preferred distribution partner. This agreement improves our cash position by lowering our inventory levels. ADI will strengthen our competitive position by enhancing our ability to scale while optimizing our cash flow and use of working capital. Our customers will continue to receive products in a timely manner while we remain focused on the innovation and product enhancements that keep us at the forefront of our industry."

Second Quarter 2023 Results

Total revenue for the quarter was $53.4 million, up 26% from last year. Hardware revenue increased $6.9 million, professional services revenue increased by $0.9 million and hosted services revenue increased by $3.2 million, combining for a $11.0 million increase from Q2 2022. On a sequential basis, hardware revenue was down $9.5 million, along with a decrease in professional services revenue by $2.7 million as the Company deployed a lower number of new units. The Company saw a continued increase in hosted services revenue as our software-as-a-service (“SaaS”) revenue grew 8% sequentially, pushing SaaS ARR to $38.8 million, up from $36.0 million last quarter. SaaS ARPU for the quarter was flat at $5.16 from $5.21 in Q1 2023. SaaS ARPU for Units Booked increased to $8.74 from $4.79 last year.

Total Units Deployed at the end of the quarter was 650,324, a 44% increase in Total Units Deployed compared to Q2 of 2022, as the Company had 47,768 New Units Deployed during the quarter. Units Booked for the quarter was 19,967, and total Bookings were $31.5 million.

1

Gross profit totaled $9.9 million, up from $1.0 million in Q2 2022. Total gross margin increased to 18.5%, from 2.3% in Q2 2022 as efficiencies and economies of scale drove improved margin.

Both hardware and hosted services gross margins hit record highs in the period. Hardware gross margins were 20.9% versus 12.7% in Q1 2023 and a loss last year. Hosted services, which includes both hub amortization and SaaS gross margin, showed steady growth, improving sequentially to 63.2% from 61.6%. Hub revenue amortization decreased while SaaS revenue continued to rise. SaaS gross margins were 75.1% vs. 73.4% last quarter and 50.9% last year. As expected, professional services gross margin decreased to (57.3)% from (38.1)% last quarter and (54.7)% last year, primarily due to a decrease in the number of New Deployed Units. The Company anticipates seeing less volatility in professional services gross margin in future periods as the result of ongoing initiatives. While each quarter is impacted by the mix and timing of deployments, the Company anticipates improvement in both professional services gross margin and total gross margin in the second half of 2023.

Operating expenses decreased to $22.0 million from $24.4 million last quarter, a decrease of $2.4 million sequentially and $6.0 million decrease from Q2 2022. The Company achieved efficiencies through improved processes and technology initiatives, resulting in a year-over-year headcount reductions.

By simultaneously growing revenue, improving gross margins and reducing operating expenses, Adjusted EBITDA improved significantly to ($6.4) million this quarter versus $(8.5) million in Q1 2023 and $(19.8) million in Q2 2022. The Company continues to execute on its strategy and anticipates achieving Adjusted EBITDA breakeven by year end.

The Company ended the quarter with a cash balance of $197.0 million, which is ample liquidity to fund the Company’s anticipated working capital requirements. The cash burn from operating activities in the first six months of 2023, including acquisition-related payments of $7 million, was less than half the cash burn of $34.9 million in the comparable 2022 period. The addition of the ADI distribution agreement should dramatically enhance SmartRent’s cash position as inventory levels decrease in future periods.

Key Operating Metrics Table

	Quarter ended
	June 30, 2023	June 30, 2022	% Change
Total Units Deployed(1)	650,324	451,010	44%
New Units Deployed	47,768	60,329	(21)%
Units Booked	19,967	59,306	(66)%
Bookings (in '000s)	$31,539	$56,887	(45)%
SaaS ARPU for Units Booked	$8.74	$4.79	82%
(1) As of the last date of the quarter.

Financial Outlook

Hiroshi Okamoto, CFO of SmartRent, stated, “We had another solid quarter of revenue growth, expanding margins and narrowing Adjusted EBITDA loss. We believe we cansustain our strong revenue growth and achieve Adjusted EBITDA breakeven by year end.”

The Company believes it can sustain meaningful top-line growth while narrowing the Adjusted EBITDA loss, although timing differences may lead to some quarter-to-quarter variability. The Company has tightened its full year 2023 guidance to $233 to $250 million from $225 to $250 million in revenue and $(22) to $(18) million from $(25) to $(15) million in Adjusted EBITDA. SmartRent’s guidance for the third quarter, fourth quarter and full-year 2023 is as follows:

Third Quarter 2023 Guidance

•
Total Revenue of $57 to $62 million
•
Adjusted EBITDA of $(6.5) to $(4.5) million

Fourth Quarter 2023 Guidance

•
Total Revenue of $58 to $70 million
•
Adjusted EBITDA of $0 to $2 million

Full-Year 2023 Guidance

•
Total Revenue of $233 to $250 million
•
Adjusted EBITDA of $(22) to $(18) million

The estimates presented above represent a range of possible outcomes and may differ materially from actual results. These estimates exclude the impact of potential acquisitions, capital markets activities, and unforeseen continued challenges with supply chain and logistics. The estimates are forward-looking based on the Company’s current assessment of demand for its product, execution capabilities and market conditions, as well as other risks outlined below under the caption “Forward-Looking Statements.”

Conference Call Information

SmartRent is hosting a conference call today, August 8, 2023 at 12:30p.m. ET to discuss its financial results. To join the call, please register on the Company’s investor relations website here.

A second quarter earnings deck is available on the Investor Relations section of our website.

About SmartRent

Founded in 2017, SmartRent, Inc. (NYSE: SMRT) is a leading provider of smart home and smart property solutions for the multifamily industry. The company’s unmatched platform, comprised of smart hardware and cloud-based SaaS solutions, gives operators seamless visibility and control over real estate assets, empowering them to simplify operations, automate workflows, benefit from additional revenue opportunities and deliver exceptional site team and resident experiences. SmartRent serves 15 of the top 20 multifamily owners and operators, and its solutions enable millions of users to live smarter every day. For more information, please visit www.smartrent.com.

Forward-Looking Statements

This press release contains forward-looking statements which address the Company's expected future business and financial performance, and may contain words such as "goal," "target," "future," "estimate," "expect," "anticipate," "intend," "plan," "believe," "seek," "project," "may," "should," "will" or similar expressions. Examples of forward-looking statements include, among others, statements regarding the expected financial results, product portfolio enhancements, expansion plans and opportunities and earnings guidance related to financial and operational metrics. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, among other things, our ability to: (1) execute our business strategy within the smart home technology industry; (2) expand our products and solutions to meet the demands of the market; (3) meet legal obligations, including laws and regulations related to security and privacy; (4) prevent unauthorized or inadvertent access to our information technology systems and customer or resident data; (5) successfully manage the competitiveness of our market and pricing levels of our competitors; (6) hire, retain, manage and motivate employees, including key personnel; (7) successfully manage and ensure that our suppliers produce or obtain quality products and services on a timely basis or in sufficient quantity; (8) successfully manage interruptions to, or other problems with, our website and interactive user interface, information technology systems, manufacturing processes or other operations; (9) successfully identify, acquire, and integrate quality acquisition targets; (10) successfully resolve legal proceedings, recall claims, and governmental inquiries; and (11) acquire and protect our intellectual property and acquire or make investments in other businesses, patents, technologies, products or services to grow the business. The forward-looking statements herein represent the judgment of the Company, as of the date of this release, and SmartRent disclaims any intent or obligation to update forward-looking statements. This press release should be read in conjunction with the information included in the Company's other press releases, reports and other filings with the SEC. Understanding the information contained in these filings is important in order to fully understand the Company's reported financial results and our business outlook for future periods.

Use of Non-GAAP Financial Measures

In addition to disclosing financial results that are determined in accordance with GAAP, SmartRent also discloses certain non-GAAP financial measures in this press release. These financial measures are not recognized measures under GAAP and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. EBITDA and Adjusted EBITDA are non-GAAP financial measures as defined by SEC rules. These non-GAAP financial measures, as defined below by SmartRent, may be determined or calculated differently by other companies. Reconciliations of these non-GAAP measurements to the most directly comparable GAAP financial measurements have been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliations.

SmartRent is not providing a quantitative reconciliation of Adjusted EBITDA included in its 2023 financial outlook above, in reliance on the "unreasonable efforts" exception for forward-looking non-GAAP measures set forth in SEC rules because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated without unreasonable effort and expense. In this regard, SmartRent is unable to provide a reconciliation of forward-looking Adjusted EBITDA to GAAP net income, due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Due to the uncertainty of estimates and assumptions used in preparing forward-looking non-GAAP measures, SmartRent cautions investors that actual results could differ materially from these non-GAAP financial projections.

As detailed in the reconciliations, the GAAP measure most directly comparable to EBITDA and Adjusted EBITDA is net income or loss. EBITDA and Adjusted EBITDA are not used as measures of SmartRent’s liquidity and should not be considered alternatives to net income or loss or any other measure of financial performance presented in accordance with GAAP.

SmartRent’s management uses EBITDA and Adjusted EBITDA in a number of ways to assess the Company’s financial and operating performance and believes that these measures provide useful information to investors regarding financial and business trends related to SmartRent’s results of operations. EBITDA and Adjusted EBITDA are also used to identify certain expenses and make decisions designed to help SmartRent meet its current financial goals and optimize its financial performance, while neutralizing the impact of expenses included in its operating results which could otherwise mask underlying trends in its business. SmartRent’s management believes that investors are provided with a more meaningful understanding of SmartRent’s ongoing operating performance when non-GAAP financial information is viewed with GAAP financial information.

Operating Metrics Defined

SmartRent regularly monitors several operating and financial metrics including the following non-GAAP financial measures which the Company believes are key measures of its growth, to evaluate its operating performance, identify trends affecting its business, formulate business plans, measure its progress, and make strategic decisions. The Company’s Key Operating Metrics may not provide accurate predictions of future GAAP financial results.

Units Deployed is defined as the aggregate number of SmartHubs that have been installed (also including customer self-installations) as of a stated measurement date. The Company uses this operating metric to assess the general health and trajectory of its business growth.

New Units Deployed is defined as the aggregate number of SmartHubs that have been installed (also including customer self-installations) during a stated measurement period. The Company uses this operating metric to assess the general health and trajectory of its business growth.

Units Booked is defined as the aggregate number of SmartHubs associated with binding orders executed during a stated measurement period. The Company utilizes the concept of Units Booked to measure estimated near-term resource demand and the resulting approximate range of post-delivery revenue that it will earn and record. Units Booked represent binding orders only and accordingly are a subset of Committed Units.

Bookings represent the dollar value of Units Booked from hubs and other hardware, professional services, as well as one year of SaaS.

Annual Recurring Revenue (“ARR”) is defined as the annualized value of our recurring SaaS revenue earned in the current quarter.

EBITDA and Adjusted EBITDA: We define EBITDA as net income or loss computed in accordance with GAAP before the following items: interest income/expense, income tax expense and depreciation and amortization. We define Adjusted EBITDA as EBITDA reduced by stock-based compensation expense, non-employee warrant expense, warranty provisions for battery deficiencies, asset impairment, loss on extinguishment of debt, change in fair value of derivatives, unrealized gains and losses in currency exchange rates, non-recurring expenses in connection with acquisitions and other expenses caused by non-recurring, or unusual, events that are not indicative of our ongoing business. Management uses EBITDA and Adjusted EBITDA to identify controllable expenses and make decisions designed to help us meet our current financial goals and optimize our financial performance, while neutralizing the impact of expenses included in our operating results which could otherwise mask underlying trends in our business.

SMARTRENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

(in thousands, except per share amounts)

			For the six months ended June 30,
	2023	2022	2023	2022
Revenue
Hardware	$ 27,788	$ 20,895	$ 65,113	$ 43,009
Professional services	10,050	9,123	22,819	16,032
Hosted services	15,564	12,391	30,549	20,727
Total revenue	53,402	42,409	118,481	79,768

Cost of revenue
Hardware	21,990	20,951	54,562	42,809
Professional services	15,809	14,115	33,443	29,282
Hosted services	5,720	6,355	11,478	11,433
Total cost of revenue	43,519	41,421	99,483	83,524

Operating expense
Research and development	6,536	8,030	13,767	14,476
Sales and marketing	4,829	6,139	9,990	11,301
General and administrative	10,605	13,832	22,622	25,783
Total operating expense	21,970	28,001	46,379	51,560

Loss from operations	(12,087)	(27,013)	(27,381)	(55,316)

Interest income, net	1,815	253	3,831	241
Other (expense) income	(59)	162	(3)	276
Loss before income taxes	(10,331)	(26,598)	(23,553)	(54,799)

Income tax (expense) benefit	(18)	1,009	(11)	5,816
Net loss	$ (10,349)	$ (25,589)	$ (23,564)	$ (48,983)
Other comprehensive loss
Foreign currency translation adjustment	(9)	(407)	95	(590)
Comprehensive loss	$ (10,358)	$ (25,996)	$ (23,469)	$ (49,573)
Net loss per common share
Basic and diluted	$ (0.05)	$ (0.13)	$ (0.12)	$ (0.25)
Weighted-average number of shares used in computing net loss per share
Basic and diluted	199,619	195,693	198,980	194,381

SMARTRENT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except per share amounts)

	June 30, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$ 196,970	$ 210,409
Restricted cash, current portion	247	7,057
Accounts receivable, net	60,032	62,442
Inventory	60,506	75,725
Deferred cost of revenue, current portion	12,012	13,541
Prepaid expenses and other current assets	16,438	9,182
Total current assets	346,205	378,356
Property and equipment, net	1,725	2,069
Deferred cost of revenue	16,751	22,508
Goodwill	117,268	117,268
Intangible assets, net	29,185	31,123
Other long-term assets	10,347	9,521
Total assets	$ 521,481	$ 560,845

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$ 6,304	$ 18,360
Accrued expenses and other current liabilities	21,403	34,396
Deferred revenue, current portion	92,866	80,020
Total current liabilities	120,573	132,776
Deferred revenue	49,970	59,928
Other long-term liabilities	3,733	3,941
Total liabilities	174,276	196,645

Commitments and contingencies (Note 12)
Convertible preferred stock, $0.0001 par value; 50,000 shares authorized as of June 30, 2023 and December 31, 2022; no shares of preferred stock issued and outstanding as of June 30, 2023 and December 31, 2022	-	-

Stockholders' equity
Common stock, $0.0001 par value; 500,000 shares authorized as of June 30, 2023 and December 31, 2022, respectively; 200,069 and 198,525 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	20	20
Additional paid-in capital	621,755	615,281
Accumulated deficit	(274,489)	(250,925)
Accumulated other comprehensive loss	(81)	(176)
Total stockholders' equity	347,205	364,200
Total liabilities, convertible preferred stock and stockholders' equity	$ 521,481	$ 560,845

SMARTRENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	For the six months ended June 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (23,564)	$ (48,983)
Adjustments to reconcile net loss to net cash used by operating activities
Depreciation and amortization	2,596	1,636
Non-employee warrant expense	-	238
Non-cash lease expense	412	648
Stock-based compensation related to acquisition	109	401
Stock-based compensation	6,847	6,945
Compensation expense related to acquisition	1,769	2,109
Change in fair value of earnout related to acquisition	306	-
Deferred tax benefit	-	(5,889)
Non-cash interest expense	65	41
Provision for excess and obsolete inventory	47	16
Provision for doubtful accounts	(1)	-
Change in operating assets and liabilities
Accounts receivable	2,416	1,493
Inventory	15,188	(26,197)
Deferred cost of revenue	7,285	(6,884)
Prepaid expenses and other assets	(6,311)	5,856
Accounts payable	(12,059)	8,800
Accrued expenses and other liabilities	(13,201)	(3,676)
Deferred revenue	2,878	29,091
Lease liabilities	(466)	(496)
Net cash used in operating activities	(15,684)	(34,851)
CASH FLOWS FROM INVESTING ACTIVITIES
Payments for SightPlan acquisition, net of cash acquired	-	(128,953)
Purchase of property and equipment	(49)	(470)
Capitalized software costs	(2,279)	(1,829)
Net cash used in investing activities	(2,328)	(131,252)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from warrant exercise	-	3
Proceeds from options exercise	71	62
Proceeds from ESPP purchases	438	488
Taxes paid related to net share settlements of stock-based compensation awards	(1,085)	(3,389)
Payments for business combination and private offering transaction costs	-	(70)
Payment of earnout related to acquisition	(1,702)	-
Net cash used in financing activities	(2,278)	(2,906)
Effect of exchange rate changes on cash and cash equivalents	41	(432)
Net decrease in cash, cash equivalents, and restricted cash	(20,249)	(169,441)
Cash, cash equivalents, and restricted cash - beginning of period	217,713	432,604
Cash, cash equivalents, and restricted cash - end of period	$ 197,464	$ 263,163

Reconciliation of cash, cash equivalents, and restricted cash to the consolidated balance sheets
Cash and cash equivalents	$ 196,970	$ 255,008
Restricted cash, current portion	247	7,660
Restricted cash, included in other long-term assets	247	495
Total cash, cash equivalents, and restricted cash	$ 197,464	$ 263,163

SMARTRENT, INC.

RECONCILIATION OF NON-GAAP MEASURES

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022
	(dollars in thousands)		(dollars in thousands)
Net loss	$ (10,349)	$ (25,589)	$ (23,564)	$ (48,983)
Interest income, net	(1,815)	(253)	(3,831)	(241
Provision for income taxes	18	(1,009)	11	(5,816)
Depreciation and amortization	1,342	1,227	2,596	1,636
EBITDA	(10,804)	(25,624)	(24,788)	(53,404)
Stock-based compensation	3,276	3,823	6,956	7,346
Non-employee warrant expense	-	21	-	238
Compensation expense in connection with acquisitions	370	1,830	1,995	2,109
Severance charges	488	-	488	-
Other non-recurring acquisition expenses	226	119	431	739
Adjusted EBITDA	$ (6,444)	$ (19,831)	$ (14,918)	$ (42,972)

Investor Contact

Brian Ruttenbur
Senior Vice President, Investor Relations

investors@smartrent.com

Media Contact

Amanda Chavez
Senior Director, Corporate Communications
media@smartrent.com